Exhibit 1.01
Conflict Minerals Report of The Gap, Inc.
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

I.	Introduction

This is the Conflict Minerals Report of The Gap, Inc. (the “Company,” “we,” “us,” or “our”) for calendar year 2018 in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), as amended (“Rule 13p-1”). Please refer to Rule 13p-1, Form SD and 1934 Act Release No. 34-67716 for definitions of terms used in this report, unless otherwise defined herein.

The Company is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, Intermix, and Hill City brands. The Company purchases branded product from independent vendors who manufacture our products in factories around the world. The Company’s products are available for purchase in more than 90 countries worldwide through company-operated stores, franchise stores, and e-commerce sites.

II.	Product Description and Related Matters (Instructions 1.01(c)(2))

This report relates to Company products for which certain conflict minerals may be necessary to the functionality or production of the products, that were contracted to be manufactured by the Company, and for which the manufacture was completed during the period from January 1, 2018 through December 31, 2018.

Of the four minerals that are subject to Rule 13p-1 (tin, tantalum, tungsten, and gold, or “3TG”), we believe that gold and tin are necessary to the functionality or production of certain branded products that the Company contracts to be manufactured (“In-Scope Products”).

The Company contracts to manufacture products that may contain 3TG, such as (1) apparel (products made with metallized yarns) or apparel products with trim, including, but not limited to, zippers, clasps on fashion accessories, underwire in brassieres and bathing suits, buttons and buckles, and (2) accessories, including watches, jewelry and other products with electronic components.

III.	Due Diligence (Instructions 1.01(c)(1))

A)	Design of Due Diligence Framework

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of

Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and accompanying Supplements.1

It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As the Company is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

B)	Due Diligence Measures Implemented

The Company does not have a direct relationship with any mineral smelters or refiners (“SORs”). Consequently, our due diligence fact-finding was completed via communications with our vendors. Working with our third-party service provider (“Service Provider”), we identified those vendors that we determined might utilize the 3TG minerals in light of the types of products that those vendors supply (in-scope vendors herein after referred to as “Vendors”). We then pursued communications with the Vendors.

Following the framework established by the OECD Guidance, due diligence measures undertaken by the Company included the following:

a.	Step One: Establish strong company management systems

•	In 2013, we adopted a Conflict Minerals Policy, which is publicly available at www.gapinc.com (follow the Sustainability, Gap Inc. policies links).

•	We formed an internal team, comprised primarily of individuals from our legal and supply chain departments, to oversee the due diligence process.

•	We retained outside counsel and a Service Provider to advise us on compliance with the conflict mineral rules.

•	We engaged the Service Provider to execute a due diligence process under the Company’s supervision.

•
A reasonable country of origin inquiry (“RCOI”) was conducted regarding 3TG in the In-Scope Products that was reasonably designed to determine whether any of the 3TG originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or was from recycled or scrap sources;

•	We have a Code of Business Conduct hotline through which grievances can be reported; and

•	We report risk management findings to senior management.

1OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, Third Edition, 2016;
http://www.oecd.org/corporate/mne/mining.htm.
2Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
3Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

b.	Step Two: Identify and assess risk in the supply chain

We provided our Service Provider with a list of our Vendors based on the Company’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in Rule 13p-1) and potential use of 3TG. These suppliers were engaged using the RCOI process described below.

Reasonable Country of Origin Inquiry

The Company’s Service Provider engaged with our Vendors to collect information about the presence and sourcing of the 3TG used in In-Scope Products using the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (“CMRT”). The RCOI began with an introduction email from the Company to our Vendors describing the Conflict Minerals Compliance Program (“CMCP”) requirements. Vendors were offered two options to submit the required information, either by uploading the CMRT into MS Excel format or by completing an online survey version of the template.

Following the initial introduction and information request, reminder emails were sent to each non-responsive Vendor. The Vendors who remained non-responsive were contacted by telephone and offered assistance in providing the information requested. As needed, the escalation process consisted of direct outreach by the Company. A total of 170 Vendors were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The response rate for these Vendors was 100%. Of these responding suppliers, 11% indicated one or more of the 3TG as necessary to the functionality or production of the products they supply to the Company.

Vendors were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Vendors who had already performed a RCOI through the use of the CMRT were asked to upload this document in the Service Provider’s system or to provide this information in the online survey version.

Where a Vendor was unable to provide a CMRT, we requested information on its suppliers of products or components which may require 3TG for their production or functionality. These suppliers, and subsequent tiers of suppliers, as needed, were then engaged.

Vendors were provided the opportunity to share information at a level at which they were most comfortable (i.e. company, product, or user-defined) but the declaration scope had to be specified in their response.

c.	Step Three: Design and implement a strategy to respond to identified risks

Vendor responses were evaluated for plausibility, consistency and gaps. Additional outreach was conducted to attempt to resolve the following types of quality concerns:

•	One or more SORs were listed for an unused metal,

•	SOR information was not provided for a used metal, or SOR identified was not a verified metal processor according to the Service Provider ’s database,

•	Vendor answered “yes” to sourcing from a Covered Country, but none of the SORs listed in the Service Provider ’s database are known to source from the region,

•	Vendor indicated that they have not received conflicts mineral data for each metal from all relevant suppliers,

•	Vendor indicated that they have not identified all of the SORs used for the In-Scope Products,

•	Vendor indicated they have not provided all applicable SOR information received, and

•	Vendor indicated 100% of the 3TG for the products covered by the declaration originates from scrap or recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

d.	Step Four: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

For those Vendors using SORs that are known or thought to be sourcing from the Covered Countries, additional investigation was needed to determine the source and chain-of-custody of the 3TG. The Company’s Service Provider relied on the following internationally accepted audit standards to identify compliant SORs: the RMI Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification.

If the SOR was not certified by these internationally-recognized schemes, we attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SOR takes to track the chain-of-custody on the source of its mineral ores. Relevant information includes whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also conducted to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

Of the SORs identified through our Vendors, only 51 SORs did not have a “compliant” determination. However, each of these 51 SORs source their materials from low risk countries (Level 1 and Level 2) according to the OECD.

e.	Step Five: Report on supply chain due diligence

The Form SD and Conflict Mineral Report for calendar year 2018 will be filed with the Securities and Exchange Commission and made available on our website.

* * * * *

C)	Steps to Improve Diligence and Further Steps to Mitigate Risk

Since December 31, 2015, the Company took measures to strengthen its due diligence and information gathering practices.

The Company will endeavor to continuously improve upon its supply chain due diligence efforts in 2019 and beyond via the following measures:

•	Continue to assess the presence of 3TG in its supply chain

•	Clearly communicate expectations with regard to supplier performance, transparency and sourcing

•	Maintain a high response rate for RCOI process

•	Work with our Service Provider to continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the RMAP.

D)	Due Diligence Determination

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products: While the Company has conducted a thorough due diligence and worked closely with its Vendors to survey the conflict minerals supply chain (as described above), we were not able to identify with reasonable certainty facilities used to process necessary conflict minerals used in In-Scope Products. However, based on the information acquired through the due diligence process, the Company believes that the facilities that may have been used to process the 3TG necessary to the functionality of the In-Scope Products include the smelters and refiners listed in Annex I.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products: While the Company has conducted a thorough due diligence and worked closely with its Vendors to survey the supply chain (as described above), we were not able to determine with reasonable certainty the countries of origin of 3TGs used in In-Scope Products or whether the 3TG in In-Scope Products are from recycled or scrap sources.

Information About Efforts to Determine Mine or Location of Origin: The description of our due diligence exercise set forth above under the heading “Due Diligence” covers the Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Having completed the due diligence exercise in good faith, the Company is unable to determine with certainty whether or not the 3TG necessary to the functionality or production of In-Scope Products is DRC conflict free.

IV.	Independent Private Sector Audit

Based on the Company’s declaration of DRC conflict undeterminable, a private sector audit is not required.

ANNEX I

Metal	Official Smelter Name	RMI Certified
Tungsten	A.L.M.T. TUNGSTEN Corp.	YES
Gold	Abington Reldan Metals, LLC	NO
Tungsten	ACL Metais Eireli	YES
Gold	Advanced Chemical Company	YES
Gold	African Gold Refinery	NO
Gold	Aida Chemical Industries Co., Ltd.	YES
Gold	Al Etihad Gold Refinery DMCC	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	YES
Tin	Alpha	YES
Tin	An Vinh Joint Stock Mineral Processing Company	NO
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	YES
Gold	Argor-Heraeus S.A.	YES
Gold	Asahi Pretec Corp.	YES
Gold	Asahi Refining Canada Ltd.	YES
Gold	Asahi Refining USA Inc.	YES
Gold	Asaka Riken Co., Ltd.	YES
Tantalum	Asaka Riken Co., Ltd.	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	NO
Gold	AU Traders and Refiners	YES
Gold	Aurubis AG	YES
Gold	Bangalore Refinery	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	YES
Gold	Boliden AB	YES
Gold	C. Hafner GmbH + Co. KG	YES
Gold	Caridad	NO
Gold	CCR Refinery - Glencore Canada Corporation	YES
Gold	Cendres + Metaux S.A.	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	YES
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	YES
Gold	Chimet S.p.A.	YES
Tin	China Tin Group Co., Ltd.	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	YES
Gold	Chugai Mining	YES
Tin	CV Ayi Jaya	YES
Tin	CV Dua Sekawan	YES
Tin	CV Gita Pesona	YES

Tin	CV United Smelting	YES
Tin	CV Venus Inti Perkasa	YES
Tantalum	D Block Metals, LLC	YES
Gold	Daejin Indus Co., Ltd.	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	NO
Gold	Degussa Sonne / Mond Goldhandel GmbH	NO
Gold	DODUCO Contacts and Refining GmbH	YES
Gold	Dowa	YES
Tin	Dowa	YES
Gold	DS PRETECH Co., Ltd.	YES
Gold	DSC (Do Sung Corporation)	YES
Gold	Eco-System Recycling Co., Ltd.	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	NO
Tin	EM Vinto	YES
Gold	Emirates Gold DMCC	YES
Tin	Estanho de Rondonia S.A.	NO
Tantalum	Exotech Inc.	YES
Tantalum	F&X Electro-Materials Ltd.	YES
Tin	Fenix Metals	YES
Gold	Fidelity Printers and Refiners Ltd.	NO
Tantalum	FIR Metals & Resource Ltd.	YES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	YES
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	YES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	NO
Gold	Geib Refining Corporation	YES
Tin	Gejiu Fengming Metallurgy Chemical Plant	YES
Tin	Gejiu Jinye Mineral Company	YES
Tin	Gejiu Kai Meng Industry and Trade LLC	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	YES
Tantalum	Global Advanced Metals Aizu	YES
Tantalum	Global Advanced Metals Boyertown	YES
Tungsten	Global Tungsten & Powders Corp.	YES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	NO
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	YES
Gold	Guangdong Jinding Gold Limited	NO
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	YES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	YES
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	YES
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	NO
Tantalum	H.C. Starck Co., Ltd.	YES
Tantalum	H.C. Starck Hermsdorf GmbH	YES
Tantalum	H.C. Starck Inc.	YES
Tantalum	H.C. Starck Ltd.	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	YES
Tungsten	H.C. Starck Smelting GmbH & Co. KG	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES
Tungsten	H.C. Starck Tungsten GmbH	YES
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	NO
Gold	HeeSung Metal Ltd.	YES
Gold	Heimerle + Meule GmbH	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	YES
Gold	Heraeus Metals Hong Kong Ltd.	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	NO
Tin	Huichang Jinshunda Tin Co., Ltd.	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	NO
Tungsten	Hunan Chenzhou Mining Co., Ltd.	YES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	YES
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	YES
Gold	HwaSeong CJ CO., LTD.	NO
Tungsten	Hydrometallurg, JSC	YES
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	YES
Gold	Ishifuku Metal Industry Co., Ltd.	YES
Gold	Istanbul Gold Refinery	YES
Gold	Italpreziosi	YES
Gold	Japan Mint	YES
Tungsten	Japan New Metals Co., Ltd.	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	YES
Gold	Jiangxi Copper Co., Ltd.	YES
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	NO
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	YES
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	NO
Tin	Jiangxi New Nanshan Technology Ltd.	YES
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	YES
Tantalum	Jiangxi Tuohong New Raw Material	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	YES
Tantalum	Jiujiang Janny New Material Co., Ltd.	YES

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	NO
Gold	JSC Uralelectromed	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	YES
Gold	Kaloti Precious Metals	NO
Gold	Kazakhmys Smelting LLC	NO
Gold	Kazzinc	YES
Tantalum	KEMET Blue Metals	YES
Tantalum	Kemet Blue Powder	YES
Tungsten	Kennametal Fallon	YES
Tungsten	Kennametal Huntsville	YES
Gold	Kennecott Utah Copper LLC	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	YES
Gold	Kojima Chemicals Co., Ltd.	YES
Gold	Korea Zinc Co., Ltd.	YES
Gold	Kyrgyzaltyn JSC	YES
Gold	Kyshtym Copper-Electrolytic Plant ZAO	NO
Gold	L'azurde Company For Jewelry	NO
Gold	Lingbao Gold Co., Ltd.	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	NO
Gold	L'Orfebre S.A.	YES
Tantalum	LSM Brasil S.A.	YES
Gold	LS-NIKKO Copper Inc.	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	NO
Tin	Magnu's Minerais Metais e Ligas Ltda.	YES
Tin	Malaysia Smelting Corporation (MSC)	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	YES
Gold	Marsam Metals	YES
Tungsten	Masan Tungsten Chemical LLC (MTC)	YES
Gold	Materion	YES
Gold	Matsuda Sangyo Co., Ltd.	YES
Tin	Melt Metais e Ligas S.A.	YES
Tin	Metallic Resources, Inc.	YES
Tin	Metallo Belgium N.V.	YES
Tin	Metallo Spain S.L.U.	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	YES
Gold	Metalor Technologies (Suzhou) Ltd.	YES
Gold	Metalor Technologies S.A.	YES
Gold	Metalor USA Refining Corporation	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	YES

Tantalum	Mineracao Taboca S.A.	YES
Tin	Mineracao Taboca S.A.	YES
Tin	Minsur	YES
Gold	Mitsubishi Materials Corporation	YES
Tin	Mitsubishi Materials Corporation	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	YES
Gold	MMTC-PAMP India Pvt., Ltd.	YES
Gold	Modeltech Sdn Bhd	NO
Tin	Modeltech Sdn Bhd	YES
Tungsten	Moliren Ltd.	YES
Gold	Morris and Watson	NO
Gold	Morris and Watson Gold Coast	NO
Gold	Moscow Special Alloys Processing Plant	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	YES
Gold	Navoi Mining and Metallurgical Combinat	NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	NO
Gold	NH Recytech Company	YES
Tungsten	Niagara Refining LLC	YES
Gold	Nihon Material Co., Ltd.	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES
Tantalum	NPM Silmet AS	YES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	YES
Tin	O.M. Manufacturing Philippines, Inc.	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	YES
Gold	OJSC Novosibirsk Refinery	YES
Tin	Operaciones Metalurgical S.A.	YES
Gold	PAMP S.A.	YES
Gold	Pease & Curren	NO
Gold	Penglai Penggang Gold Industry Co., Ltd.	NO
Tungsten	Philippine Chuangxin Industrial Co., Inc.	YES
Gold	Planta Recuperadora de Metales SpA	YES
Tin	Pongpipat Company Limited	NO
Tantalum	Power Resources Ltd.	YES
Gold	Prioksky Plant of Non-Ferrous Metals	YES
Gold	PT Aneka Tambang (Persero) Tbk	YES
Tin	PT Aries Kencana Sejahtera	YES
Tin	PT Artha Cipta Langgeng	YES
Tin	PT ATD Makmur Mandiri Jaya	YES
Tin	PT Babel Inti Perkasa	YES
Tin	PT Babel Surya Alam Lestari	YES
Tin	PT Bangka Prima Tin	YES

Tin	PT Bangka Serumpun	YES
Tin	PT Bangka Tin Industry	YES
Tin	PT Belitung Industri Sejahtera	YES
Tin	PT Bukit Timah	YES
Tin	PT DS Jaya Abadi	YES
Tin	PT Inti Stania Prima	YES
Tin	PT Karimun Mining	YES
Tin	PT Kijang Jaya Mandiri	YES
Tin	PT Menara Cipta Mulia	YES
Tin	PT Mitra Stania Prima	YES
Tin	PT Panca Mega Persada	YES
Tin	PT Premium Tin Indonesia	YES
Tin	PT Prima Timah Utama	YES
Tin	PT Rajehan Ariq	YES
Tin	PT Refined Bangka Tin	YES
Tin	PT Sariwiguna Binasentosa	YES
Tin	PT Stanindo Inti Perkasa	YES
Tin	PT Sukses Inti Makmur	YES
Tin	PT Sumber Jaya Indah	YES
Tin	PT Timah (Persero) Tbk Kundur	YES
Tin	PT Timah (Persero) Tbk Mentok	YES
Tin	PT Tinindo Inter Nusa	YES
Tin	PT Tirus Putra Mandiri	YES
Tin	PT Tommy Utama	YES
Gold	PX Precinox S.A.	YES
Tantalum	QuantumClean	YES
Gold	Rand Refinery (Pty) Ltd.	YES
Gold	Refinery of Seemine Gold Co., Ltd.	NO
Gold	REMONDIS PMR B.V.	YES
Tantalum	Resind Industria e Comercio Ltda.	YES
Tin	Resind Industria e Comercio Ltda.	YES
Gold	Royal Canadian Mint	YES
Tin	Rui Da Hung	YES
Gold	SAAMP	YES
Gold	Sabin Metal Corp.	NO
Gold	Safimet S.p.A	YES
Gold	SAFINA A.S.	NO
Gold	Sai Refinery	NO
Gold	Samduck Precious Metals	YES
Gold	SAMWON METALS Corp.	NO
Gold	SAXONIA Edelmetalle GmbH	YES
Gold	SEMPSA Joyeria Plateria S.A.	YES
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	YES

Gold	Sichuan Tianze Precious Metals Co., Ltd.	YES
Gold	Singway Technology Co., Ltd.	YES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	YES
Tin	Soft Metais Ltda.	YES
Gold	Solar Applied Materials Technology Corp.	YES
Tantalum	Solikamsk Magnesium Works OAO	YES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	YES
Gold	State Research Institute Center for Physical Sciences and Technology	NO
Gold	Sudan Gold Refinery	NO
Gold	Sumitomo Metal Mining Co., Ltd.	YES
Gold	SungEel HiMetal Co., Ltd.	YES
Tin	Super Ligas	NO
Gold	T.C.A S.p.A	YES
Tantalum	Taki Chemical Co., Ltd.	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	YES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	YES
Tantalum	Telex Metals	YES
Tin	Thaisarco	YES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	YES
Gold	Tokuriki Honten Co., Ltd.	YES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	NO
Gold	Tony Goetz NV	NO
Gold	TOO Tau-Ken-Altyn	NO
Gold	Torecom	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	NO
Tantalum	Ulba Metallurgical Plant JSC	YES
Gold	Umicore Brasil Ltda.	YES
Gold	Umicore Precious Metals Thailand	YES
Gold	Umicore S.A. Business Unit Precious Metals Refining	YES
Tungsten	Unecha Refractory Metals Plant	YES
Gold	United Precious Metal Refining, Inc.	YES
Gold	Universal Precious Metals Refining Zambia	NO
Gold	Valcambi S.A.	YES
Gold	Western Australian Mint (T/a The Perth Mint)	YES
Tin	White Solder Metalurgia e Mineracao Ltda.	YES
Gold	WIELAND Edelmetalle GmbH	YES
Tungsten	Wolfram Bergbau und Hutten AG	YES
Tungsten	Woltech Korea Co., Ltd.	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	YES
Tungsten	Xiamen Tungsten Co., Ltd.	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	YES
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	YES
Gold	Yamakin Co., Ltd.	YES

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	YES
Gold	Yokohama Metal Co., Ltd.	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	YES
Gold	Yunnan Copper Industry Co., Ltd.	NO
Tin	Yunnan Tin Company Limited	YES
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	YES